Exhibit 99.1

DJO Investor/Media Contact:

DJO Global, Inc.

Matt Simons

SVP Business Development and Investor Relations

760.734.5548

matt.simons@DJOglobal.com

FOR IMMEDIATE RELEASE

DJO GLOBAL ANNOUNCES FINANCIAL RESULTS FOR THIRD QUARTER

SAN DIEGO, CA, November 8, 2016 – DJO Global, Inc. (“DJO” or the “Company”), a leading global provider of medical technologies designed to get and keep people moving, today announced financial results for its public reporting subsidiary, DJO Finance LLC (“DJOFL”), for the third quarter ended September 30, 2016.

Third Quarter Highlights

Net sales grew 3.2% quarter over quarter to $287.0 million

•	Bracing & Vascular – 0.9% growth

•	Recovery Sciences – 5.0% growth

•	Surgical – 8.5% growth (28% organic growth)

•	International - 3.5% growth (4.7% constant currency growth)

“During the third quarter, we had strong revenue growth in our Surgical, Recovery Sciences and International segments, offset by slower growth in our Bracing & Vascular segment,” said Mike Mogul, DJO’s President and Chief Executive Officer. “The Vascular business was impacted negatively, as we restored service in the quarter following challenges integrating that business into our Oracle ERP system. We also initiated the restructuring of our business units, in which we will fold our Recovery Sciences segment into our other business units, in order to streamline our costs and our operating model,” continued Mike Mogul.

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Sales Results

DJOFL achieved net sales for the third quarter of 2016 of $287.0 million, reflecting growth of 3.2%, compared with net sales of $278.3 million for the third quarter of 2015. Changes in foreign currency exchange rates did not have a material impact on the third quarter results.

Net sales for DJO’s Bracing and Vascular segment were $134.4 million in the third quarter of 2016, reflecting an increase of 0.9%, compared to the third quarter of 2015, due to continued momentum in DJO’s Consumer products, offset by continued market pressures in DJO’s Dr. Comfort business.

Net sales for DJO’s Recovery Sciences segment were $39.8 million in the third quarter of 2016, reflecting an increase of 5.0%, compared to the third quarter of 2015, driven by strong sales of Chattanooga rehabilitation equipment and Compex Muscle Stimulators.

Net sales for the Surgical Implant segment were $40.9 million for the third quarter of 2016, reflecting growth of 8.5% over net sales in the third quarter of 2015. The increase was primarily driven by strong organic growth of 27.6% across our existing Shoulder (23%), Hip (23%) and Knee (69%) products, partially offset by a decline of our acquired Biomet bone cement business.

Net sales for DJO’s International segment were $72.0 million in the third quarter of 2016, reflecting an increase of 3.5% (4.7% on a constant currency basis) from the third quarter of 2015, primarily driven by stronger sales in our established direct markets, especially in France, Canada, Italy, Spain and Australia, and increased sales penetration in emerging markets.

Earnings Results

For the third quarter of 2016, DJOFL reported a net loss attributable to DJOFL of $22.6 million, compared to a net loss of $177.8 million for the third quarter of 2015. As detailed in the attached financial tables, the results for the current and prior year third quarter periods and the current and prior year nine month periods were impacted by significant non-cash items, non-recurring items and other adjustments.

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Adjusted EBITDA for the third quarter of 2016 was $63.3 million, or 22.1% of net sales, reflecting a decrease of 0.2% as reported when compared with Adjusted EBITDA of $63.4 million, or 22.8% of net sales, for the third quarter of 2015. For the twelve months ended September 30, 2016, including cost savings programs currently underway of $13.8 million, Adjusted EBITDA was $258.5 million, or 22.2% percent of LTM net sales.

The Company defines Adjusted EBITDA as net (loss) income attributable to DJOFL plus interest expense, net, income tax provision (benefit), and depreciation and amortization, further adjusted for certain non-cash items, non-recurring items and other adjustment items as permitted in calculating covenant compliance under the Company’s senior secured credit facilities (“Senior Credit Facilities”) and the indentures governing its 8.125% second lien notes and its 10.75% third lien notes. Reconciliation between net loss and Adjusted EBITDA is included in the attached financial tables.

As of September 30, 2016, the Company had cash balances of $46.4 million and available liquidity of $78.8 million under its $150 million revolving credit facility.

“We also initiated the restructuring of our business units, with Recovery Sciences being folded into our other business units, in order to streamline our costs and our operating model,” continued Mike Mogul. “This restructuring addresses many of the stranded costs left from last year’s Empi discontinuation and will simplify our operating structure and costs.”

Conference Call Information

DJO has scheduled a conference call to discuss this announcement beginning at 1:00 pm, Eastern Time Tuesday, November 8, 2016. Individuals interested in listening to the conference call may do so by dialing (866) 394-8509 (International callers please use (706) 643-6833), using the reservation code 22322226. A telephone replay will be available for 48 hours following the conclusion of the call by dialing (855) 859-2056 and using the above reservation code. The live conference call and replay will be available via the Internet at www.DJOglobal.com.

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About DJO Global

DJO Global is a leading global provider of medical technologies designed to get and keep people moving. The Company’s products address the continuum of patient care from injury prevention to rehabilitation after surgery, injury or from degenerative disease, enabling people to regain or maintain their natural motion. Its products are used by orthopedic specialists, spine surgeons, primary care physicians, pain management specialists, physical therapists, podiatrists, chiropractors, athletic trainers and other healthcare professionals. In addition, many of the Company’s medical devices and related accessories are used by athletes and patients for injury prevention and at-home physical therapy treatment. The Company’s product lines include rigid and soft orthopedic bracing, hot and cold therapy, bone growth stimulators, vascular therapy systems and compression garments, therapeutic shoes and inserts, electrical stimulators used for pain management and physical therapy products. The Company’s surgical division offers a comprehensive suite of reconstructive joint products for the hip, knee and shoulder. DJO Global’s products are marketed under a portfolio of brands including Aircast®, Chattanooga, CMF™, Compex®, DonJoy®, ProCare®, DJO® Surgical, Dr. Comfort® and ExosTM. For additional information on the Company, please visit www.DJOglobal.com.

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements relate to, among other things, the Company’s expectations for its growth in revenue and Adjusted EBITDA and its opportunities to improve commercial execution and to develop new products and services. The words “believe,” “will,” “should,” “expect,” ”target,” “intend,” “estimate” and “anticipate,” variations of such words and similar expressions identify forward-looking statements, but their absence does not mean that a statement is not a forward-looking statement. These forward-looking statements are based on the Company’s current expectations and are subject to a number of risks, uncertainties and assumptions, many of which are beyond the Company’s ability to control or predict. The Company undertakes no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise. The important factors that could cause actual operating results to differ significantly from those expressed or implied by such forward-looking statements include, but are not limited to: the successful execution of the Company’s business strategies relative to its Bracing and Vascular, Recovery Sciences, International and Surgical Implant

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segments; the successful execution of the Company’s restructuring of its business units to realize anticipated cost savings; the continued growth of the markets the Company addresses and any impact on these markets from changes in global economic conditions; the successful execution of the Company’s acquisition strategies; the impact of potential reductions in reimbursement levels and coverage by Medicare and other governmental and commercial payors; the Company’s highly leveraged financial position; the Company’s ability to successfully develop, license or acquire, and timely introduce and market new products or product enhancements; risks relating to the Company’s international operations; resources needed and risks involved in complying with government regulations; costs associated with government investigations; the availability and sufficiency of insurance coverage for pending and future product liability claims; and the effects of healthcare reform, Medicare competitive bidding, managed care and buying groups on the prices of the Company’s products. These and other risk factors related to DJO are detailed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2015, filed with the Securities and Exchange Commission on March 25, 2016. Many of the factors that will determine the outcome of the subject matter of this press release are beyond the Company’s ability to control or predict.

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DJO Finance LLC

Unaudited Condensed Consolidated Statements of Operations

(In thousands)

	Three Months Ended		Nine Months Ended
	September 30, 2016	September 26, 2015	September 30, 2016	September 26, 2015
Net sales	$287,040	$278,263	$858,798	$805,676
Operating expenses:
Cost of sales (exclusive of amortization, see note 1)	122,533	114,239	361,090	333,893
Selling, general and administrative	114,788	113,704	358,344	329,501
Research and development	8,481	7,598	28,457	25,150
Amortization of intangible assets	18,994	20,242	57,657	59,888

	264,796	255,783	805,548	748,432

Operating income	22,244	22,480	53,250	57,244
Other (expense) income:
Interest expense, net	(42,683)	(42,127)	(127,349)	(129,557)
Loss on extinguishment of debt	—	(335)	—	(68,302)
Other (expense) income, net	(20)	(3,056)	732	(6,469)

	(42,703)	(45,518)	(126,617)	(204,328)

Loss before income taxes	(20,459)	(23,038)	(73,367)	(147,084)
Income tax provision	(2,166)	(2,124)	(11,156)	(9,980)

Net loss from continuing operations	(22,625)	(25,162)	(84,523)	(157,064)
Net income (loss) from discontinued operations	142	(152,536)	807	(133,671)

Net loss	(22,483)	(177,698)	(83,716)	(290,735)
Net income attributable to noncontrolling interests	(99)	(140)	(461)	(606)

Net loss attributable to DJO Finance LLC	$(22,582)	$(177,838)	$(84,177)	$(291,341)

Note 1 — Cost of sales is exclusive of amortization of intangible assets of $7,057 and $21,544 for the three months and nine months ended September 30, 2016 and $7,864 and $22,934 for the three and nine months ended September 26, 2015, respectively.

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DJO Finance LLC

Unaudited Condensed Consolidated Balance Sheets

(In thousands)

	September 30, 2016	December 31, 2015
Assets
Current assets:
Cash and cash equivalents	$46,434	$48,943
Accounts receivable, net	181,814	172,360
Inventories, net	183,122	174,573
Prepaid expenses and other current assets	23,818	21,179
Current assets of discontinued operations	511	2,878

Total current assets	435,699	419,933
Property and equipment, net	129,760	117,273
Goodwill	1,019,510	1,018,104
Intangible assets, net	691,604	749,045
Other assets	7,260	5,174
Non-current assets of discontinued operations	—	29

Total assets	$2,283,833	$2,309,558

Liabilities and Deficit
Current liabilities:
Accounts payable	$69,938	$58,492
Accrued interest	45,521	16,998
Current portion of debt obligations	10,550	10,550
Other current liabilities	94,234	102,173
Current liabilities of discontinued operations	262	13,371

Total current liabilities	220,505	201,584
Long-term debt obligations	2,377,418	2,344,562
Deferred tax liabilities, net	222,376	213,856
Other long-term liabilities	21,145	15,092

Total liabilities	$2,841,444	$2,775,094

Commitments and contingencies
Deficit:
DJO Finance LLC membership deficit:
Member capital	842,912	841,510
Accumulated deficit	(1,377,516)	(1,293,339)
Accumulated other comprehensive loss	(26,174)	(16,341)

Total membership deficit	(560,778)	(468,170)
Noncontrolling interests	3,167	2,634

Total deficit	(557,611)	(465,536)

Total liabilities and deficit	$2,283,833	$2,309,558

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DJO Finance LLC

Unaudited Segment Information

(In thousands)

	Three Months Ended		Nine Months Ended
	September 30, 2016	September 26, 2015	September 30, 2016	September 26, 2015
Net sales:
Bracing and Vascular	$134,421	$133,204	$390,388	$383,287
Recovery Sciences	39,793	37,895	114,817	112,522
Surgical Implant	40,852	37,651	126,477	92,648
International	71,974	69,513	227,116	217,219

	$287,040	$278,263	$858,798	$805,676

Operating income:
Bracing and Vascular	$30,393	$31,902	$79,999	$84,295
Recovery Sciences	7,683	7,916	22,184	19,318
Surgical Implant	7,908	7,819	21,190	16,531
International	11,657	11,548	35,299	37,245
Expenses not allocated to segments and eliminations	(35,397)	(36,705)	(105,422)	(100,145)

	$22,244	$22,480	$53,250	$57,244

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DJO Finance LLC

Adjusted EBITDA

For the Three and Nine Months Ended September 30, 2016 and September 26, 2015

(unaudited)

Our Senior Secured Credit Facilities, consisting of a $1,044.5 million term loan facility (including a $20.0 million delayed draw term loan facility) and a $150.0 million asset-based revolving credit facility, under which $65.0 million was outstanding as of September 30, 2016, and the Indentures governing our $1,015.0 million of 8.125% second lien notes and $298.5 million of 10.75% third lien notes (collectively, the “notes”) represent significant components of our capital structure. Under our Senior Secured Credit Facilities, we are required to maintain a specified senior secured first lien leverage ratio, which is determined based on our Adjusted EBITDA. If we fail to comply with the senior secured first lien leverage ratio under our Senior Secured Credit Facilities, we would be in default. Upon the occurrence of an event of default under the Senior Secured Credit Facilities, the lenders could elect to declare all amounts outstanding under the Senior Secured Credit Facilities to be immediately due and payable and terminate all commitments to extend further credit. If we were unable to repay those amounts, the lenders under the Senior Secured Credit Facilities could proceed against the collateral granted to them to secure that indebtedness. We have pledged substantially all of our assets as collateral under the Senior Secured Credit Facilities and under the notes. Any acceleration under the Senior Secured Credit Facilities would also result in a default under the Indentures governing the notes, which could lead to the note holders electing to declare the principal, premium, if any, and interest on the then outstanding notes immediately due and payable. In addition, under the Indentures governing the notes, our and our subsidiaries’ ability to engage in activities such as incurring additional indebtedness, making investments, refinancing subordinated indebtedness, paying dividends and entering into certain merger transactions is governed, in part, by our ability to satisfy tests based on Adjusted EBITDA. Our ability to meet the covenants specified in the Senior Secured Credit Facilities and the Indentures governing those notes will depend on future events, some of which are beyond our control, and we cannot assure you that we will meet those covenants.

Adjusted EBITDA is defined as net income (loss) attributable to DJOFL plus interest expense, net, income tax provision (benefit), and depreciation and amortization, further adjusted for certain non-cash items, non-recurring items and other adjustment items as permitted in calculating covenant compliance and other ratios under our Senior Secured Credit Facilities and the Indentures governing the notes. We believe that the presentation of Adjusted EBITDA is appropriate to provide additional information to investors about the calculation of, and compliance with, certain financial covenants and other ratios in our Senior Secured Credit Facilities and the Indentures governing the notes. Adjusted EBITDA is a material component of these calculations.

Adjusted EBITDA should not be considered as an alternative to net income (loss) or other performance measures presented in accordance with accounting principles generally accepted in the United States of America (“GAAP”), or as an alternative to cash flow from operations as a measure of our liquidity. Adjusted EBITDA does not represent net income (loss) or cash flow from operations as those terms are defined by GAAP and does not necessarily indicate whether cash flows will be sufficient to fund cash needs. In particular, the definition of Adjusted EBITDA under our Senior Secured Credit Facilities and the Indentures governing the notes allows us to add back certain non-cash, extraordinary, unusual or non-recurring charges that are deducted in calculating net income (loss). However, these are expenses that may recur, vary greatly and are difficult to predict. While Adjusted EBITDA and similar measures are frequently used as measures of operations and the ability to meet debt service requirements, Adjusted EBITDA is not necessarily comparable to other similarly titled captions of other companies due to the potential inconsistencies in the method of calculation.

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The following table provides reconciliation between net loss and Adjusted EBITDA:

					Twelve
					Months
	Three Months Ended		Nine Months Ended		Ended
	September 30,	September 26,	September 30,	September 26,	September 30,
	2016	2015	2016	2015	2016
Net loss attributable to DJO Finance LLC	$(22,582)	$(177,838)	$(84,177)	$(291,341)	$(133,763)
(Income) loss from discontinued operations, net	(142)	152,536	(806)	133,671	23,103
Interest expense, net	42,683	42,127	127,349	129,557	170,085
Income tax provision	2,166	2,124	11,156	9,980	13,431
Depreciation and amortization	29,031	28,904	88,208	85,416	120,276
Non-cash charges (a)	338	1,076	2,941	2,330	4,014
Non-recurring and integration charges (b)	9,895	9,140	25,832	20,656	39,152
Other adjustment items (c)	1,938	5,356	5,302	80,807	8,372

	63,327	63,425	175,805	171,076	244,670
Permitted pro forma adjustments applicable to the twelve month period only (d)
Future cost savings					13,807

Adjusted EBITDA	$63,327	$63,425	$175,805	$171,076	$258,477

(a)	Non-cash charges are comprised of the following:

					Twelve
					Months
	Three Months Ended		Nine Months Ended		Ended
	September 30,	September 26,	September 30,	September 26,	September 30,
	2016	2015	2016	2015	2016
Stock compensation expense	$285	$298	$1,806	$1,450	$2,161
(Gain) loss on disposal of fixed assets and assets held for sale, net	(4)	396	886	211	1,452
Purchase accounting adjustments (1)	57	382	249	669	401

Total non-cash charges	$338	$1,076	$2,941	$2,330	$4,014

(1)	Purchase accounting adjustments consisted of amortization of fair market value inventory adjustments for all periods presented.

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(b)	Non-recurring and integration charges are comprised of the following:

					Twelve
					Months
	Three Months Ended		Nine Months Ended		Ended
	September 30,	September 26,	September 30,	September 26,	September 30,
	2016	2015	2016	2015	2016
Integration charges:
Global business unit reorganization and integration	$1,177	$2,486	$3,998	$6,978	$5,616
Acquisition related expenses and integration (1)	2,873	2,927	8,855	3,982	13,508
CFO Transition	914	—	954	—	954
Litigation and regulatory costs and settlements, net (2)	4,576	1,304	11,062	3,890	16,036
Other non-recurring items (3)	287	1,343	895	3,168	1,974
Automation projects	68	1,080	68	2,638	1,064

Total non-recurring and integration charges	$9,895	$9,140	$25,832	$20,656	$39,152

(1)	Consists of direct acquisition costs and integration expenses related to acquired businesses and costs related to potential acquisitions.
(2)	For the twelve months ended September 30, 2016, litigation and regulatory costs consisted of $2.8 million in litigation costs related to ongoing product liability issues and $13.2 million related to other litigation and regulatory costs and settlements.
(3)	For the twelve months ended September 30, 2016, other non-recurring items consisted of $1.7 million in specifically identified non-recurring operational and regulatory projects and $0.2 million in other non-recurring travel and professional fees.
(c)	Other adjustment items before permitted pro forma adjustments are comprised of the following:

					Twelve
					Months
	Three Months Ended		Nine Months Ended		Ended
	September 30,	September 26,	September 30,	September 26,	September 30,
	2016	2015	2016	2015	2016
Blackstone monitoring fees	$1,750	$1,750	$5,250	$5,250	$7,000
Non-controlling interests	99	140	461	606	695
Loss on modification and extinguishment of debt (1)	—	335	—	68,302	172
Other (2)	89	3,131	(409)	6,649	505

Total other adjustment items	$1,938	$5,356	$5,302	$80,807	$8,372

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(1)	Loss on modification and extinguishment of debt for the nine months ended September 26, 2015 consisted of $47.8 million in premiums related to the redemption of our 8.75% Notes, 9.875% Notes and 7.75% Notes, $11.9 million related to the non-cash write off of unamortized debt issuance costs and original issue discount associated with the portion of our debt that was extinguished and $8.3 million of arrangement and amendment fees and other fees and expenses incurred in connection with the refinancing.
(2)	Other adjustments consist primarily of net realized and unrealized foreign currency transaction gains and losses.
(d)	Permitted pro forma adjustments include future cost savings related to the exit of our Empi business and the restructuring of our Recovery Sciences Segment.